UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2011

SYMETRA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33808	20-0978027
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 108th Avenue NE, Suite 1200
Bellevue, Washington 98004
(Address of principal executive offices and zip code)
(425) 256-8000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Symetra Financial Corporation (the “Company”) is announcing its guidance for 2011 adjusted operating income per diluted common share and the long-term target for operating return on average equity at its Investor Day meeting in New York City today, being held from 12:30 p.m. to 3:30 p.m., Eastern Time. At the Investor Day meeting, Tom Marra, president and chief executive officer, and Margaret Meister, executive vice-president and chief financial officer, along with other members of the Company’s executive leadership team, are presenting information concerning the Company’s business, capital and financial outlook in a slide presentation to investors and analysts.
A live audio webcast of the Investor Day meeting and the related slide presentation can be accessed through a link on the investor relations page of the Company’s web site at http://investors.symetra.com. An audio replay of the webcast will be available on the Company’s website beginning at approximately 6:00 p.m., Eastern Time, on February 7, 2011.
A copy of this slide presentation is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in the slide presentation shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. Furthermore, the slide presentation shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as set forth with respect thereto in any such filing.
Certain of the statements included in this Form 8-K and its exhibit constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include operating earnings guidance and other statements regarding our expectations, assumptions and beliefs. Without limiting or superseding the foregoing, the text of the slide 2, entitled “Forward-Looking Statements,” is incorporated by reference into this item 7.01.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	Symetra Financial Corporation 2011 Investor Day presentation, dated February 7, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 7, 2011

By:	/s/ George C. Pagos
	Name:	George C. Pagos
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit
No.	Description
99.1	Symetra Financial Corporation 2011 Investor Day presentation, dated February 7, 2011